UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2021 (July 22, 2021)

CHAVANT CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40421	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue, 9th Floor

New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (212) 745-1086

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, par value $0.0001 per share, and three-quarters of one redeemable warrant	CLAYU	The Nasdaq Stock Exchange LLC
Ordinary shares, par value $0.0001 per share	CLAY	The Nasdaq Stock Exchange LLC
Redeemable warrants, each warrant exercisable for one ordinary share, each at an exercise price of $11.50 per share	CLAYW	The Nasdaq Stock Exchange LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 26, 2021, Chavant Capital Acquisition Corp. (the “Company”) entered into an administrative services agreement (the “Administrative Services Agreement”) with Chavant Capital Partners LLC (the “Sponsor”), effective as of the date that the Company’s securities were first listed on The Nasdaq Stock Market LLC, pursuant to which the Sponsor will make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay the Sponsor $10,000 per month for these services. Upon completion of the Company’s initial business combination or its liquidation, the Company will cease paying these monthly fees.

The foregoing description of the Administrative Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Administrative Service Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

On July 22, 2021, the Company consummated its initial public offering (“IPO”) of 8,000,000 units (the “Units”). Each Unit consists of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and three-fourths of one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each Warrant entitling the holder thereof to purchase one Ordinary Share for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $80,000,000.

Simultaneously with the closing of the IPO, the Company completed the private sale of 3,400,000 warrants (the “Private Placement Warrants”) to the Sponsor, Roth Capital Partners, LLC, Craig-Hallum Capital Group LLC and their respective permitted designees at a purchase price of $1.00 per Private Placement Warrant (the “Private Placement”), generating gross proceeds to the Company of $3,400,000.

A total of $80,000,000 of the proceeds from the IPO and the sale of the Private Placement Warrants were placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee.

An audited balance sheet as of July 22, 2021 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Administrative Services Agreement, dated July 26, 2021
99.1	Audited Balance Sheet as of July 22, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAVANT CAPITAL ACQUISITION CORP.

By:	/s/ Jiong Ma
	Name:	Jiong Ma
	Title:	Chief Executive Officer

Dated: July 28, 2021